                                                                    EXHIBIT 10.4

                          TRANSITION SERVICES AGREEMENT

         This TRANSITION SERVICES AGREEMENT (this "Agreement") for the performance of certain corporate services is executed and made effective as of June 6, 2002, by and among SWS Group, Inc., a Delaware corporation ("SWS"), Westwood Management Corporation, a New York corporation ("Westwood Management"), and Westwood Trust, a Texas trust ("Westwood Trust" and together with Westwood Management, "Westwood"). Unless otherwise defined herein, capitalized terms have the meaning assigned to them in the Distribution Agreement (defined herein).

         WHEREAS, SWS, through its ownership of 80.18% of the issued and outstanding common stock, $0.01 par value per share (the "Westwood Common Stock"), of Westwood Holdings Group, Inc. participates in the business of asset management;

         WHEREAS, the Board of Directors of SWS has determined that it would be advisable and in the best interests of SWS and its stockholders for SWS to distribute all of the shares of Westwood Common Stock that it owns on a pro rata basis to the holders of SWS common stock (the "Distribution") pursuant to that certain Distribution Agreement, dated as of the date hereof, between SWS and Westwood Holdings Group, Inc. (the "Distribution Agreement");

         WHEREAS, the parties intend that the transactions described herein will be effective at the Distribution Date (as defined in the Distribution Agreement); and

         WHEREAS, the parties hereto deem it to be appropriate and in the best interests of the parties that SWS provide certain services to Westwood on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Description of Services. Effective as of the Distribution Date, SWS shall, subject to the terms and provisions of this Agreement, provide Westwood with the information technology and equipment services listed on Schedule 1.1
                                                                 ------------
and the human resources services listed on Schedule 1.2; provided, however, that
                                           ------------
the human resources services specifically exclude direct involvement with employees of Westwood in the investigation of employee discipline and grievances, or regarding an employee's specific question or problem involving interpretation under any policy, program or benefit document; or any specific activities involving potential employee complaints under any federal or state regulations.

         2. Consideration for Services. Westwood shall pay SWS the fees set forth on Schedule 1.1 for information technology and equipment services provided
         ------------
and $95.00 per hour for human resources services provided in the first 15 hours in any calendar week, and $125.00 per hour for all human resources services provided in excess of 15 hours in any calendar week.

         3. Terms of Payment. Within ten business days after the end of each month during the term of this Agreement, SWS will submit a written invoice to Westwood for service fees for services performed during the immediately preceding month together with an accounting of the charges for such services. Within 30 business days after the receipt of such invoices, Westwood will remit payment of the full amount of such invoice to SWS in the manner provided below. Interest shall accrue at the Prime Rate (defined herein) plus 2% per annum on any amounts not received by SWS within 30 days after Westwood's receipt of the SWS invoice. "Prime Rate" means the prime rate of interest as published from time to time in the Wall Street Journal.

         4. Method of Payment. All amounts payable by Westwood for the services rendered by SWS pursuant to this Agreement shall be remitted to SWS in United States dollars in the form of a check or wire transfer.

         5. Warranties. THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO WARRANTIES OR GUARANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE.

         6. Liability; Indemnification.

                  (a) In no event shall either SWS have any liability, whether based on contract, tort (including, without limitation, negligence), warranty or any other legal or equitable grounds, for any punitive, consequential, special, indirect or incidental loss or damage suffered by Westwood arising from or related to this Agreement, including without limitation, loss of data, profits, interest or revenue, or interruption of business, even if the party providing the services hereunder is advised of the possibility of such losses or damages.

                  (b) The limitations set forth in Section 6(a) above shall not apply to liabilities that may arise as the result of willful misconduct, gross negligence, fraud or breach of this Agreement of the party providing the services hereunder.

                  (c) Each party hereto (the "Indemnifying Party") shall indemnify and defend the other party and its directors, officers, employees and representatives (the "Indemnified Party") from and against any and all claim, loss, cost, damage, liability and expense, including reasonable counsel fees, incurred by the Indemnified Party resulting from the Indemnifying Party's gross negligence, willful misconduct, fraud or breach of this Agreement. If for any reason the indemnification provided for in this Section 6(c) is unavailable to any Indemnified Party, or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified

         Party as a result of such claim, loss, cost, damage, liability and expense in such proportion as is appropriate to reflect all relevant equitable considerations.

                  (d) Any indemnification claim arising under this Agreement shall be resolved in accordance with Sections 3.4 and 3.5 of the Distribution Agreement.

                  (e) The indemnification obligations set forth under Sections 6(c) and 6(d) shall terminate two years after the date of this Agreement; provided, however, such obligations shall not terminate with respect to any claim for indemnification or contribution or with respect to which notice is delivered to the Indemnifying Party in accordance with Section 3.4 of the Distribution Agreement prior to the date of termination.

         7. Termination.

                  (a) SWS will provide Westwood (i) the information technology and equipment services for one year following the Distribution Date, except for the equipment rentals listed under Schedule 1.1 hereto which will continue until the expiration of the leases relating to such equipment whether such expiration is before or after the one year period and (ii) the human resources services for a period of six months following the Distribution Date; provided, however, that Westwood may, at its option, upon no less than 30 days prior written notice to SWS (or such other period as the parties may mutually agree in writing), terminate any or all of the information technology and equipment services or the human resources services.

                  (b) SWS and Westwood are parties to (i) the Investment Agreement dated June 2, 1999, relating to The Southwest Special Reserve Account for the Benefit of PAIB and (ii) the Investment Agreement dated October 19, 1993 relating to The Special Reserve Account for Exclusive Benefit of Customers, as such agreements may be amended or superseded from time to time (collectively, the "Investment Agreements"). SWS and Westwood Trust are parties to (A) the Agency Account without Investment Advice Letter of Instruction March 31, 1998 relating to the Special Reserve Account and (B) the Agency Account without Investment Advice Letter of Instruction June 2, 1999 relating to the Special Reserve Account for the Exclusive Benefit of PAIB, as such agreements may be amended or superseded from time to time (collectively, the "Custodial Agreements" and together with the Investment Agreements, the "Management Agreements"). Nothing in this Agreement is intended to modify or amend the terms of the Management Agreements, except that SWS agrees that, except in the event of a default under the terms of the Management Agreements, SWS shall not terminate any of the Management Agreements at any time less than one year following the Distribution Date. Thereafter, the termination provision of each respective Management Agreement shall govern the terms of its termination.

                  (c) Notwithstanding Section 7(a) above, this Agreement may be terminated in its entirety in accordance with the following:

                           (i) Upon written agreement of the parties;

                           (ii) By either SWS or Westwood for material breach
                  hereof by the other if the breach is not cured within 30 calendar days after written notice of breach is delivered to the breaching party; or

                           (iii) By either SWS or Westwood, upon written notice
                  to the other if the other shall become insolvent or shall make an assignment of substantially all of its assets for the benefit of creditors, or shall be placed in receivership, reorganization, liquidation or bankruptcy.

                           Notwithstanding the foregoing, the termination of
                  this Agreement shall not affect the continued effectiveness of
                  Section 7(b)(or Section 9(d) pertaining to the Management Agreements), absent the express written stipulation of the parties otherwise.

         8. Transfer of Software Licenses. SWS agrees to take all necessary actions on the Distribution Date to transfer and assign to Westwood (i) all applicable software licenses for the authorized use by Westwood of all versions of Microsoft Office Professional on existing computers as of March 31, 2002 (up to and including XP), upgrade rights to versions of Microsoft Windows Operating System on existing computers as of March 31, 2002 (up to and including XP), current version of Microsoft Server Client Access Licenses as of March 31, 2002, Symantec NAV, Symantec Ghost 7.5, Microsoft Windows NT 4.0 Server, Microsoft Windows 2000 Server and Microsoft SQL Server 2000 used by Westwood on the Distribution Date, and (ii) all applicable upgrade protection or maintenance purchased by SWS related to the Symantec NAV licenses (collectively, the "Software Licenses and Maintenance"). Westwood agrees to execute all required documents for transfer as required by the manufacturer of said items, as well as accept and assume the Software Licenses and Maintenance as of the Distribution Date.

         9. General.

                  (a) Force Majeure. Any delays in or failure of performance by SWS or Westwood shall not constitute a default hereunder if and to the extent such delay or failure of performance is caused by occurrences beyond the reasonable control of SWS or Westwood, as the case may be, including, but not limited to: acts of God or the public enemy; compliance with any order or request of any governmental authority; acts of war; riots or strikes or other concerted acts of personnel; or any other causes beyond the reasonable control of SWS or Westwood, whether or not of the same class or kind as those specifically named above.

                  (b) Confidentiality. Section 5.6 of the Distribution Agreement shall govern this Agreement.

                  (c) Notices. All notices and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and, except as noted, shall be deemed given when received addressed as follows:

                  If to SWS, to:

                           SWS Group, Inc.
                           1201 Elm Street, Suite 3500
                           Dallas, Texas 75270
                           Telecopy: (214) 859-6020
                           Attention: General Counsel

                  With a copy to:

                           Gardere Wynne Sewell LLP
                           1601 Elm Street, Suite 3000
                           Dallas, Texas 75201-4761
                           Telecopy: (214) 999-4667
                           Attention: David G. McLane

                  If to Westwood Management or Westwood Trust, to:

                           Westwood Management Corporation
                           or Westwood Trust
                           300 Crescent Court, Suite 1300
                           Dallas, Texas 75201
                           Telecopy: (214) 756-6979
                           Attention:  Brian O. Casey, President

                  With a copy to:

                           Locke Liddell & Sapp LLP
                           2200 Ross Avenue, Suite 2200
                           Dallas, Texas 75201
                           Telecopy: (214) 740-8800
                           Attention: John B. McKnight

                  (d) Amendments; No Waivers.

                           (i) Any provision of this Agreement may be amended or
                  waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by SWS and Westwood, or in the case of a waiver, by the party against whom the waiver is to be effective.

                           (ii) No failure or delay by any party in exercising
                  any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  (e) Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. To the extent that the provisions of this Agreement are inconsistent with the provisions of any other Distribution Document, the provisions of this Agreement shall prevail. The terms of Section 7(b) (as well as the terms of Section 9(d) pertaining to the Management Agreements) shall prevail over any inconsistent terms in the Management Agreements.

                  (f) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. If any party or any of its successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of such party shall assume all of the obligations of such party under the Distribution documents and the Management Agreements.

                  (g) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Texas, without regard to the conflicts of laws rules thereof.

                  (h) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

                  (i) Jurisdiction. Any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Northern District of Texas or any other Texas state court sitting in Dallas County, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

         Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9(c) shall be deemed effective service of process on such party.

                  (j) Existing Arrangements. Except as otherwise contemplated hereby, by the other Distribution Documents or by the Management Agreements, all prior agreements and arrangements, including those relating to goods, rights or services provided or licensed, between the Westwood and the SWS shall be terminated effective as of the Distribution Date, if not theretofore terminated. No such agreements or arrangements shall be in effect after the Distribution Date unless embodied in the Distribution Documents or by the Management Agreements.

                  (k) Severability. If any one or more of the provisions contained in this Agreement should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a declaration, the parties shall modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

                  (l) Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

SWS GROUP, INC.


By:  /s/ Kenneth R. Hanks
   --------------------------------------------------
     Executive Vice President


WESTWOOD MANAGEMENT CORPORATION


By:  /s/ Brian O. Casey
   --------------------------------------------------
     Brian O. Casey, President

WESTWOOD TRUST

By:  /s/ Brian O. Casey
   --------------------------------------------------
     Brian O. Casey, Executive Vice President

Schedule 1.1

                  Information Technology and Equipment Services

SWS agrees to provide to Westwood information technology and equipment services in a manner that is consistent with the current support services provided by SWS to Westwood and at a pricing level that is consistent with the pricing provided to other SWS customers. The prices and support services are subject to change based on current practices and market conditions.

Internet Access/Email:

SWS will continue to provide Westwood with internet access for a fee of $600 per month. Westwood will be required to purchase the following items in order to have the equivalent email capabilities it currently has:

Hardware

                                                                          $   2,092.00
Upgrade to 1GB Ram                                                        $     697.00
5 18 GB Hard Drives                                                       $   1,530.00
Smart Array 5302/32                                                       $     984.00
                                                                         ----------------
                             Total Hardware                               $   5,303.00
                                                                         ----------------

Software                                                   Qty      Unit Price      Ext. Price
VLA Windows 2000 Server                                     1.00        680.39         680.39
VLA Windows 2000 Client                                    51.00         27.59       1,407.09 **
Windows 2000 Server with Boot Disk                          1.00            23          23.00
VLA Exchange Server 2000                                    1.00        644.46         644.46
VLA Exchange Client 2000                                   51.00         61.95       3,159.45 **
Exchange Server 20000 English CD Media                      1.00            19          19.00

                             Total Software                                          5,933.39
                                                                               ----------------

Less: Licenses to be transferred to Westwood from SWS
     VLA Windows 2000 Client                                                        (1,407.09)
     VLA Exchange Client 2000                                                       (3,159.45)
                                                                               ----------------
                    Adjusted Total Software                                          1,366.85
                                                                               ----------------

                                                                               ----------------
Grand Total                                                                      $   6,669.85
                                                                               ================

** The client licenses for Windows 2000 and Exchange are already included in the core licenses per user that are being transferred to Westwood from SWS.

Westwood will continue to be directly connected to SWS's network. As such, Westwood will be provided with SWS's standard virus protection, network security and network monitoring.

                             Schedule 1.1 - Page 1

Data Lines:

All data line costs that are currently billed to SWS (e.g., T1, circuits, etc.) for the access and use of Westwood will be billed to Westwood at cost. Currently these lines include:

    ---------------------- --------------------- -------------------- ---------------------- --------------------
    Line                   Vendor                Acct #               Circuit ID             Avg Monthly Amount
                                                                                             (a)
    ---------------------- --------------------- -------------------- ---------------------- --------------------
    T1 (300 Crescent Ct    MCI Worldcom          31187-dal            13-odc-3cr-0007        $375.00
    to 1201 Elm)
    ---------------------- --------------------- -------------------- ---------------------- --------------------
    ISDN Backup (300       Southwestern Bell     214-220-0287         11.ibjd.674094         $80.00
    Crescent Ct. to 1201   Telephone
    Elm)
    ---------------------- --------------------- -------------------- ---------------------- --------------------
    56K private line to    Southwestern Bell     510-072-1015         14.XHGS.65394          $80.00
    Bloomberg              Telephone
    ---------------------- --------------------- -------------------- ---------------------- --------------------

(a) Monthly billing is subject to change based on current tariffs and fees.

SWS agrees to work with Westwood in good faith to transfer ownership to, and obligations for, all data lines, including any modifications thereto specified by Westwood, as deemed necessary for Westwood's normal course of business.

SOHO/VPN Connections:

SWS will continue to support all current VPN and SOHO connections for the period of this Agreement.

Westwood will be billed monthly per the following schedule, based on the method of connection:

         ISDN Connection                 $100 per connection per month
                                         ----
         ADSL Connection                 $100 per connection per month
                                         ----
         Modem/Dial Up Connection        $35 per connection per month
                                         ---
         VPN Connection                  $30 per connection per month
                                         ---
Desktop, Server and Application Support:

SWS will provide Westwood with help desk support and trouble ticketing services for a flat fee of $100 per month. In the event that the help desk is unable to provide the assistance requested assistance from Westwood, it will direct the matter to another support department and monitor the services provided by such department, which may include on-site services. If this occurs, SWS will charge Westwood at a rate of $40 per hour, plus out-of-pocket travel expenses.
                      ---
                             Schedule 1.1 - Page 2

ILX or Other Equity Quote Services:

SWS will continue to provide ILX or other equity quote services to Westwood for the term of this Agreement for a fee equal to the actual fees charged to SWS by third parties for such services, which may change from time to time.

Equipment Rental:

The equipment attached as Exhibit 1 to this Schedule 1.1 are leased by SWS from
                          ---------         ------------
Winthrop Resources Corporation as of the date of this Agreement. Westwood will continue to use the equipment set forth on Exhibit 1 until such time the lease
                                           ---------
relating to such equipment expires. Westwood will be billed monthly by SWS at the rates listed below. Westwood will be subject to the terms and agreements of the Master Lease Agreement between SWS and Winthrop Resources Corporation.

The equipment lease schedules and monthly rent for the equipment leases in effect as of the date of the Agreement are listed below. The monthly rent indicated below includes applicable sales tax.

                               -------------------------------------------
                                   Lease      Expiration      Monthly
                                 Schedule        Date          Rent

                               -------------------------------------------
                                     7         4/30/2002    $  1,010.25
                               -------------------------------------------
                                     8         7/31/2002    $    130.71
                               -------------------------------------------
                                     9        10/31/2002    $    299.48
                               -------------------------------------------
                                    10         1/31/2003    $    444.92
                               -------------------------------------------
                                    11         3/31/2002    $    443.49
                               -------------------------------------------
                                    12         7/31/2002    $    431.50
                               -------------------------------------------
                                    13         7/31/2003    $  1,324.12
                               -------------------------------------------
                                    14         9/30/2003    $    719.07
                               -------------------------------------------
                                    15        11/30/2003    $    172.96
                               -------------------------------------------
                                    16         2/28/2004    $    657.00
                               -------------------------------------------
                                    17         4/30/2004    $    126.11
                               -------------------------------------------
                                    18**       6/30/2004    $     51.18
                               -------------------------------------------

** more equipment may be added to this lease schedule pursuant to the terms of the Master Lease Agreement

Website Hosting/Maintenance:

SWS will continue to provide website hosting and co-location services for Westwood's website through SWS Technologies. The current monthly fee for this service is $319.80, including applicable sales tax. Westwood will be billed for this fee separately by SWS Technologies and is subject to its pricing terms, which shall not be less favorable than the fair market value for such services.

                             Schedule 1.1 - Page 3

SWS will provide website maintenance (e.g., updates, modifications, etc.) for Westwood's website at a rate of $75 per hour plus related out-of-pocket
                                ---
travel expenses.

Disaster Recovery:

Westwood currently performs their own data backup of all servers located at their offices. This process is coordinated by an SWS employee and monitored by Westwood. Following the Distribution Date, Westwood will continue to be responsible for tape storage and monitoring. In the event that Westwood converts to a different method of tape backup, such as Vytal Vault, Westwood will be responsible for the conversion to the new method, including all costs and expenses relating thereto, and SWS will provide any support needed for such conversion. SWS will charge Westwood a fee of $45 per hour for such conversion
                                              ---
support services.

Any consultation for disaster recovery plan development and testing or Work Place Area recovery will be quoted under a separate agreement.

                             Schedule 1.1 - Page 4

Schedule 1.2

                            HUMAN RESOURCES SERVICES

General human resources advisory services involving the evaluation or development of payroll, benefits and compensation programs and systems

Development of employee handbook and pertinent policies

Development of effective human resources practices

Consultation on setting up proper controls to insure human resources compliance with various federal and state employee relations regulations

Guidance on proper interviewing procedures and processes

Assistance in identifying effective recruiting resources

Development of human resources forms and documents

Other general human resources related services

                             Schedule 1.2 - Page 1